UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2010

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Certain Officers

On June 1, 2010, Peter B. Knepper stepped down as Chief Financial Officer (Interim) upon the commencement of Jeffrey A. Wahba’s employment as Treasurer and Chief Financial Officer of Farmer Bros. Co. (the “Company”), as previously disclosed in the Company’s Form 8-K filed with the SEC on March 3, 2010. Mr. Knepper will continue as a consultant to the Company through June 30, 2010 upon the terms previously disclosed in the Company’s Form 8-K filed with the SEC on February 10, 2010, to facilitate the transition of his responsibilities to Mr. Wahba.

Item 8.01.	Other Events.

Committee Charter

On May 28, 2010, the Board of Directors of the Company, upon recommendation of the Audit Committee, amended and restated the Audit Committee Charter, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference, and will be posted on the Company’s website at www.farmerbrosco.com as soon as practicable.

Declaration of Quarterly Dividend

On June 1, 2010, the Company issued a press release announcing the declaration of a quarterly dividend by the Board of Directors of the Company. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Audit Committee Charter adopted by the Board of Directors on May 28, 2010

99.2	Press Release of Farmer Bros. Co. dated June 1, 2010, announcing the declaration of a quarterly dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2010

FARMER BROS. CO.

By:	/s/ ROGER M. LAVERTY III
Name:	Roger M. Laverty III
Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audit Committee Charter adopted by the Board of Directors on May 28, 2010

99.2	Press Release of Farmer Bros. Co. dated June 1, 2010, announcing the declaration of a quarterly dividend